Capital Income Builder
October 31, 2016
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$2,449,842
Class B	$5,543
Class C	$165,318
Class F-1	$144,139
Class F-2	$224,843
Total	$2,989,685
Class 529-A	$73,351
Class 529-B	$425
Class 529-C	$17,870
Class 529-E	$2,861
Class 529-F-1	$2,561
Class R-1	$3,811
Class R-2	$17,620
Class R-2E	$137
Class R-3	$30,988
Class R-4	$22,961
Class R-5	$12,087
Class R-5E*	$-
Class R-6	$225,139
Total	$409,811
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$2.0200
Class B	$1.4654
Class C	$1.5566
Class F-1	$1.9804
Class F-2	$2.1352
Class 529-A	$1.9660
Class 529-B	$1.4054
Class 529-C	$1.5199
Class 529-E	$1.8361
Class 529-F-1	$2.0954
Class R-1	$1.5603
Class R-2	$1.5596
Class R-2E	$1.8547
Class R-3	$1.8124
Class R-4	$1.9971
Class R-5	$2.1539
Class R-5E	$2.0897
Class R-6	$2.1921
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	1,202,602
Class B	1,514
Class C	101,241
Class F-1	75,466
Class F-2	130,638
Total	1,511,461
Class 529-A	37,289
Class 529-B	145
Class 529-C	11,579
Class 529-E	1,546
Class 529-F-1	1,312
Class R-1	2,327
Class R-2	10,936
Class R-2E	201
Class R-3	17,271
Class R-4	13,069
Class R-5	3,624
Class R-5E*	-
Class R-6	118,393
Total	217,692
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$57.48
Class B	$57.77
Class C	$57.51
Class F-1	$57.48
Class F-2	$57.45
Class 529-A	$57.47
Class 529-B	$57.72
Class 529-C	$57.44
Class 529-E	$57.47
Class 529-F-1	$57.48
Class R-1	$57.46
Class R-2	$57.46
Class R-2E	$57.30
Class R-3	$57.47
Class R-4	$57.46
Class R-5	$57.50
Class R-5E	$57.45
Class R-6	$57.49
* Amount less than one thousand